EXHIBIT 23(a)

CONSENT OF COUNSEL

November 28, 2006

          I hereby consent to the incorporation by reference of the opinion dated March 19, 2004 (filed as Exhibit 5 to the Registration Statement filed on March 19, 2004 (333-113768)) as an exhibit to this Post-Effective Amendment No. 1 to the Registration Statement (333-138032) and to the use of my name under the heading “Legal Matters” in the Prospectus.

Very truly yours,

By	/S/ LOUISE M. PARENT

Louise M. Parent
Executive Vice President and General
Counsel